UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
As reported on June 30, 2010, the Company held its annual meeting of stockholders on June 25, 2010. At the meeting, the stockholders approved all of the following proposals as stated in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 30, 2010:
1.	Election of two directors to hold office until the 2013 annual meeting of stockholders and until their successors have been duly elected and qualified. The directors whose term of office continued after the meeting were Daniel E. Penni, Dennis G. Rawan and Michael S. Zarriello. The result of the votes to elect two directors was as follows:

	For	Withheld
Joseph J. Grillo	7,377,318	314,789
John R. Block	6,690,791	1,001,316
2.	Approval of an amendment to our 2003 flexible stock plan to increase the number of authorized shares of common stock issuable under the plan from 2,875,000 to 4,000,000 shares. The proposal received 4,751,400 votes for, 2,911,965 against, 28,742 abstained and had 14,269,548 broker non-votes.

3.	Approval of the possible issuance of 20% or more of shares of our common stock in connection with the securities purchase agreement dated February 4, 2010. The proposal received 6,172,114 votes for, 1,458,005 against, 61,988 abstained and had 14,269,548 broker non-votes.

4.	Ratification of the appointment of Eisner LLP as our independent registered public accounting firm for the year ending December 31, 2010. The proposal received 20,250,042 votes for, 1,139,424 against and 572,189 abstained.
The proposals were effective as of June 25, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION
Date: July 13, 2010
	By:	/s/ Jason G. Prescott
	Name:	Jason G. Prescott
	Title:	Chief Financial Officer